CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-2 of Vertical Capital Income Fund and to the use of our report dated December 5, 2013 on the financial statements and financial highlights of Vertical Capital Income Fund.  Such financial statements and financial highlights appear in the September 30, 2013 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

April 21, 2014